Exhibit 5.1

August 5, 2005

Pharmacopeia Drug Discovery, Inc.
P.O. Box 5350
Princeton, NJ 08543-5350

  Re:
  Form S-3 Registration Statement

Gentlemen and Ladies:

        We have acted as your special counsel in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement") filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale of up to 2,470,000 shares (the "Shares") of your Common Stock, par value $.01 per share, ("Common Stock"), issued to the security holders named in the Registration Statement pursuant to the Purchase Agreements substantially in the form as filed as Exhibit 10.1 to the Registration Statement (the "Purchase Agreements").

        We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

        Based upon and subject to the foregoing, we are of the opinion that (i) the Purchase Agreements have been duly authorized, executed and delivered and (ii) the issuance and sale of the Shares has been duly authorized, and the Shares, when delivered by the Company in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable.

        The opinion expressed herein is rendered for your benefit in connection with the transactions contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectuses contained therein under the caption "Legal Matters."

Very truly yours,

/s/ Dechert LLP